UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

CROWN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-17480 (Commission File Number)	84-1097086 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of interim financial statements to be included in its quarterly report on Form 10-Q for the three months ended March 31, 2005, Crown Resources Corporation ("Crown") determined that it had incorrectly provided income tax benefits with regard to its loss on derivative instrument and had incorrectly computed its deferred tax expense with regard to its retained shares as part of the spin-off of Solitario Resources during the third quarter of 2004, as reported in Crown's Form 10-Q for the three and nine months ended September 30, 2004 and as reported in Crown's Annual Report on Form 10-K for the year ended December 31, 2004 ("Crown's Financial Statements").

Upon discovery of the error, Crown's management discussed this matter and its effects on Crown's Financial Statements with the audit committee of Crown's board of directors. On May 12, 2005, Crown's audit committee concluded that corrections should be incorporated to restate Crown's Financial Statements to reflect appropriate accounting for taxes related to its loss on derivative instruments and retained shares as part of the spin-off of Solitario Resources during the third quarter of 2004. Investors should not rely on the Financial Statements included in the Form 10-K for the year ended December 31, 2004 and the related independent registered public accounting firm report thereon, and the Form 10-Q for the three and nine months ended September 30, 2004. Crown will amend its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three and nine months ended September 30, 2004 to include restated financial statements as soon as practicable.

Crown has communicated the above conclusions to its independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 16, 2005

By:	/s/ James R. Maronick

James R. Maronick Vice- President and CFO